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                                                                   EXHIBIT 10.66


______STATE OF INDIANA ___________________________ SPACE ABOVE THIS LINE FOR RECORDING DATA

                             SUBORDINATION AGREEMENT

                             (MORTGAGES TO MORTGAGE)

NOTICE: THIS SUBORDINATION AGREEMENT RESULTS IN YOUR SECURITY INTEREST IN THE PROPERTY BECOMING SUBJECT TO AND OF LOWER PRIORITY THAN THE LIEN OF PRIMARY
                 LENDER'S MORTGAGE (DEFINED BELOW)

This SUBORDINATION AGREEMENT (the "Agreement") is made as of March 29, 2000 by and among HOUBA, an Indiana corporation, the owner of the real property hereinafter described ("Owner"), GALEN PARTNERS, III, L.P., a Delaware limited partnership ("Galen") and ORACLE STRATEGIC PARTNERS, L.P., a Delaware limited partnership ("Oracle") holders of the mortgages described below (collectively, "Subordinate Lenders"), in favor of WATSON PHARMACEUTICALS, INC., a Nevada corporation ("Primary Lender").

                                 R E C I T A L S

A. Owner has executed, or proposes to execute, a Real Estate Mortgage (With Future Advance Clause) ("Primary Lender's Mortgage") securing, among other things, repayment of a promissory note ("Note") in the principal amount of Seventeen Million Five Hundred Thousand Dollars ($17,500,000), dated as of March 29, 2000 in favor of Primary Lender (the "Primary Loan"), pursuant to which Owner grants to Primary Lender a security interest in and to the property described on Exhibit A attached hereto and made a part hereof (which property, together with all improvements now or hereafter located on the property, is hereinafter referred to as the "Property"). Primary Lender's Mortgage is to be recorded prior to this Agreement.

B. Pursuant to the terms and provisions of (i) that certain mortgage dated March 10, 1998 and recorded April 14, 1998 as Mortgage Record 9803137 in the official records of Marshall County, Indiana (the "Official Records") securing repayment of a promissory note in the principal amount of Twenty Million Eight Hundred Thousand Dollars ($20,800,000) executed by Owner in favor of Galen and (ii) that certain mortgage dated May 26, 1999 and recorded June 28, 1999 as Mortgage Record 9905386 in the Official Records in the principal amount of Twenty-Two Million Eight Hundred Sixty-Three Thousand Dollars ($22,863,000) executed by Owner in favor of Oracle, Owner granted to Subordinate Lenders a security interest in and to the Property.

C. As a condition of the Primary Lender making the Primary Loan secured by Primary Lender's Mortgage, Primary Lender requires that Primary Lender's Mortgage be unconditionally and at all times remain a lien or charge upon the Property, prior and superior to all the rights of Subordinate Lenders under their mortgages with respect to the Primary Loan outstanding at any time, accrued and unpaid interest thereon and reasonable costs and expenses of enforcement by Watson of its rights and collection with respect to the Primary Loan (the "Senior Debt"), and that the Subordinate Lenders specifically and unconditionally subordinate their mortgages to the lien or charge of Primary Lender's Mortgage with respect to the Senior Debt.

D. The Subordinate Lenders and Owner agree to the foregoing subordination in favor of Primary Lender.



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NOW, THEREFORE, for valuable consideration and to induce Primary Lender to make the Primary Loan, Owner and the Subordinate Lenders hereby agree for the benefit of Primary Lender as follows:

      4.1 The foregoing recitals are incorporated herein by this reference. Primary Lender's Mortgage, the Note in favor of Primary Lender, and shall unconditionally be and at all times remain a lien or charge on the Property to the extent they secure the Senior Debt prior and superior to the mortgages of the Subordinate Lenders; and

      4.2 This Agreement shall be the whole agreement with regard to the subordination of the mortgages of the Subordinate Lenders to the lien or charge of Primary Lender's Mortgage, and shall supersede and cancel, but only insofar as would affect the priority of Primary Lender's Mortgage to the extent securing the Senior Debt, any prior agreements as to such subordination, including, without limitation, those provisions, if any, contained in the mortgages of the Subordinate Lenders which provide for the subordination of the mortgage of any later or subsequent lender to a deed or to a mortgage or mortgages.

Subordinate Lenders further declare, agree and acknowledge for the benefit of Primary Lender, that:

      4.3 Primary Lender, in making disbursements pursuant to any such agreement, is under no obligation or duty to, nor has Primary Lender represented that it will, see to the application of such proceeds by the person or persons to whom Primary Lender disburses such proceeds, and any application or use of such proceeds for purposes other than those provided for in such agreement or agreements shall not defeat the subordination herein made in whole or in part; and

      4.4 Subordinate Lenders intentionally and unconditionally subordinate all of Subordinate Lenders' rights, title and interest in and to the Property to the lien or charge of Primary Lender's Mortgage to the extent securing the Senior Debt upon the Property and understand that in reliance upon, and in consideration of, this subordination, specific loans and advances are being and will be made by Primary Lender and, as part and parcel thereof, specific monetary and other obligations are being and will be entered into which would not be made or entered into but for the reliance upon this subordination.

5. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute and be construed as one and the same instrument.


NOTICE: THIS SUBORDINATION AGREEMENT CONTAINS A PROVISION WHICH MAY ALLOW THE PERSON OBLIGATED ON YOUR REAL PROPERTY SECURITY TO OBTAIN A LOAN, A PORTION OF WHICH MAY BE EXPENDED FOR PURPOSES OTHER THAN IMPROVEMENT OF THE PROPERTY.


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IT IS RECOMMENDED THAT, PRIOR TO THE EXECUTION OF THIS AGREEMENT, THE PARTIES
CONSULT WITH THEIR ATTORNEYS WITH RESPECT THERETO.

                                         "Owner"

                                         HOUBA, INC.,
                                         an Indiana corporation


                                         By:  /s/ Michael Reicher
                                         Name:

                                         Chief Executive Officer

                                         "Subordinate Lenders"

                                         ORACLE STRATEGIC PARTNERS, L.P.,
                                          a Delaware limited partnership

                                         By:  Oracle Strategic Capital. L.L.C.,
                                              General Partner
                                              712 Fifth Avenue
                                              New York, New York 10019

                                         Name: /s/ Larry Feinberg
                                              -------------------------------
                                         Title:    Managing Member
                                               ------------------------------
                                         GALEN PARTNERS III, L.P.
                                         a Delaware limited partnership

                                         By:    Claudius, L.L.C.,
                                                General Partner
                                                610 Fifth Avenue, Fifth  Floor
                                                New York, New York 10019

                                         Name: /s/ Bruce F. Wesson
                                              -----------------------------
                                         Title:    Senior Managing Member
                                               ----------------------------

                      (ALL SIGNATURES MUST BE ACKNOWLEDGED)